Intralinks Announces Fourth Quarter and Full Year 2013 Results

NEW YORK, NY - February 25, 2014 - Intralinks Holdings, Inc. (NYSE: IL), a leading, global SaaS provider of inter-enterprise content management and collaboration solutions, today announced results for its fourth quarter and full year 2013.

“We had a number of key achievements in 2013," said Ron Hovsepian, Intralinks' President and CEO. "We returned the company to growth with an 8% revenue gain for the full year, continued to take share in the M&A market and launched Intralinks VIATM, a major new enterprise collaboration offering. I look forward to continued progress in 2014 on all fronts, with double-digit enterprise backlog growth by the end of the year as a key milestone."

Fourth Quarter 2013

Total revenue was $62.6 million, compared to $57.4 million for the corresponding quarter last year.

•	M&A revenue was $31.2 million, compared to $26.2 million for the corresponding quarter last year.

•	Enterprise revenue was $24.5 million, compared to $24.2 million for the corresponding quarter last year.

•	DCM revenue was $7.0 million, compared to $7.0 million for the corresponding quarter last year.

GAAP gross margin was 72.6%, compared to 73.1% for the corresponding quarter last year. Non-GAAP adjusted gross margin was 76.0%, compared to 76.8% for the corresponding quarter last year.

GAAP operating loss was ($4.8) million, compared to ($1.7) million for the corresponding quarter last year. Non-GAAP adjusted operating income was $3.1 million, compared to $6.2 million for the corresponding quarter last year.

GAAP net loss was ($3.8) million, compared to ($1.5) million for the corresponding quarter last year. GAAP net loss per share was ($0.07) on the basis of 55.4 million shares outstanding. In the corresponding quarter last year, GAAP net loss per share was ($0.03) on the basis of 54.5 million shares outstanding.

Non-GAAP adjusted net income was $1.5 million, compared to $3.2 million for the corresponding quarter last year. Non-GAAP adjusted net income per share was $0.03 on the basis of 57.3 million shares outstanding. In the corresponding quarter last year, non-GAAP adjusted net income per share was $0.06 on the basis of 55.1 million shares outstanding.

Non-GAAP adjusted EBITDA was $8.8 million, compared to $11.2 million for the corresponding quarter last year.

Full Year 2013

Total revenue was $234.5 million, compared to $216.7 million for the prior year.

•	M&A revenue was $110.5 million, compared to $91.6 million for the prior year.

•	Enterprise revenue was $95.2 million, compared to $94.6 million for the prior year.

•	DCM revenue was $28.8 million, compared to $30.4 million for the prior year.

GAAP gross margin was 72.3%, compared to 71.2% for prior year. Non-GAAP adjusted gross margin was 76.1%, compared to 76.2% for the prior year.

GAAP operating loss was ($15.9) million, compared to ($22.3) million in the prior year. Non-GAAP adjusted operating income was $16.0 million, compared to $18.8 million for the prior year.

GAAP net loss was ($15.3) million, compared to ($17.4) million for the prior year. GAAP net loss per share for the year was ($0.28) on the basis of 55.1 million shares outstanding. GAAP net loss per share for the prior year was ($0.32) on the basis of 54.4 million shares outstanding.

Non-GAAP adjusted net income was $7.0 million, compared to $8.4 million for the prior year. Non-GAAP adjusted net income per share was $0.12 on the basis of 56.3 million shares outstanding. Non-GAAP adjusted net income per share for the prior year was $0.15 on the basis of 54.9 million shares outstanding.

Non-GAAP adjusted EBITDA was $36.9 million, compared to non-GAAP adjusted EBITDA of $37.3 million for the prior year.

Cash flow from operations was $42.0 million, compared to $35.2 million for the prior year.

Cash, restricted cash and investments were $87.9 million at December 31, 2013 compared to $75.3 million at the end of 2012.

On February 24, 2014, the Company refinanced its existing term loan credit facility with an $80 million, 5 year term loan B credit facility. The term loan bears interest at LIBOR, with a 2% floor plus 5.25% per annum, for an effective interest rate of 7.25%. There is a 0.25% principal payment due on the last day of each quarter, commencing on June 30, 2014, with a balance due in a final installment on February 24, 2019. In addition, the lenders have provided for a $10 million asset-based revolving line of credit.

Business Outlook:

Based on information available as of February 25, 2014, Intralinks is providing guidance for 2014 as follows:

First Quarter 2014

Revenue: $56 million to $58 million
GAAP operating loss: ($8.6) million to ($7.1) million
Non-GAAP adjusted operating income: ($0.5) million to $1.0 million
Non-GAAP adjusted EBITDA: $5.5 million to $7.0 million
GAAP net loss per share: ($0.12) to ($0.10)
Non-GAAP adjusted net income per share: ($0.02) to ($0.00)

Full Year 2014

Revenue: $238 million to $246 million
GAAP operating loss: ($20.5) million to ($16.5) million
Non-GAAP adjusted operating income: $12.0 million to $16.0 million
Non-GAAP adjusted EBITDA: $38.0 million to $42.0 million
GAAP net loss per share: ($0.31) to ($0.27)
Non-GAAP adjusted net income per share: $0.06 to $0.11

Quarterly Conference Call

Intralinks will host a conference call today at 5:00 p.m. Eastern Time (ET) to discuss the company's fourth quarter and full year 2013 financial results and other corporate developments. To access this call, dial 877-300-8521 (domestic) or 412-317-6026 (international). A passcode is not required. This presentation will also be webcast live on the investor relations section on the Intralinks website at www.Intralinks.com/ir.  In conjunction with this call, there will also be accompanying slides with supplemental information available at the same website location.

Following the conference call, a replay will be available until March 4, 2014, at 877-870-5176 (domestic) or 858-384-5517 (international). The passcode for the replay is 10039877. An archived webcast of this conference call will also be available on the investor relations section on the Intralinks website at www.Intralinks.com/ir.

About Intralinks

Intralinks Holdings, Inc. (NYSE: IL) is a leading, global technology provider of inter-enterprise content management and collaboration solutions. Through innovative Software-as-a-Service solutions, Intralinks solutions are designed to enable the secure and compliant exchange, control, and management of information between organizations when working through the firewall. More than 2.7 million professionals, including professionals at 99% of the Fortune 1000 companies, have depended on Intralinks' experience. With a track record of enabling high-stakes transactions and business collaborations valued at more than $23.5 trillion, Intralinks is a trusted provider of easy-to-use, enterprise strength, cloud-based collaboration solutions. For more information, visit www.Intralinks.com.

Non-GAAP Financial Measures

This press release includes information about certain financial measures that are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP” or “U.S. GAAP”), including non-GAAP adjusted gross profit and non-GAAP adjusted gross margin, non-GAAP adjusted operating income, non-GAAP adjusted net income, non-GAAP adjusted net income per share, non-GAAP adjusted EBITDA and non-GAAP adjusted EBITDA margin and free cash flow. These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.

Management defines its non-GAAP financial measures as follows:

•	Non-GAAP gross profit represents the corresponding GAAP measure adjusted to exclude, if applicable: (1) amortization of intangible assets, and (2) stock-based compensation expense.

•
Non-GAAP adjusted operating income represents the corresponding GAAP measure adjusted to exclude, if applicable: (1) amortization of intangible assets, (2) stock-based compensation expense, (3) impairment charges or asset write-offs and (4) costs related to public stock offerings.

•
Non-GAAP adjusted net income represents the corresponding GAAP measure adjusted to exclude, if applicable: (1) amortization of intangible assets, (2) stock-based compensation expense, (3) impairment charges or asset write-offs, (4) costs related to debt repayments and (5) costs related to public stock offerings. The income tax expense included in non-GAAP adjusted net income is calculated using an estimated long-term effective tax rate.

•	Non-GAAP adjusted net income per share represents non-GAAP adjusted net income (which is defined above) divided by fully diluted weighted average shares outstanding.

•
Non-GAAP adjusted EBITDA represents net loss adjusted to exclude, if applicable: (1) amortization of intangible assets, (2) depreciation and amortization, (3) stock-based compensation expense, (4) impairment charges or asset write-offs, (5) interest expense, (6) amortization of debt issuance costs, (7) other expense (income), net, (8) costs related to public stock offerings and (9) income tax (benefit) expense.

•	Free cash flow represents net cash provided by operating activities less capitalized software development costs and capital expenditures.
Management believes that these non-GAAP financial measures, when viewed with our results under U.S. GAAP and the accompanying reconciliations, provide useful information about our period-over-period growth and provide additional information that is useful for evaluating our operating performance. In addition, free cash flow provides management with useful information for managing the cash needs of our business. Management also believes that these non-GAAP financial measures provide a more meaningful comparison of our operating results against those of other companies in our industry, as well as on a period-over-period basis, because these measures exclude items that are not representative of our operating performance, such as amortization of intangible assets, interest expense and fair value adjustments to the interest rate swap that matured on June 30, 2012. Management believes that including these costs in our results of operations results in a lack of comparability between our operating results and those of our peers in the industry, the majority of which are not highly leveraged and do not have comparable amortization costs related to intangible assets. However, non-GAAP adjusted gross profit, non-GAAP adjusted operating income, non-GAAP adjusted net income, non-GAAP adjusted net income per share, non-GAAP adjusted EBITDA and free cash flow are not measures of financial performance under U.S. GAAP and, accordingly, should not be considered substitutes for or superior to gross profit, loss from operations, net loss, net loss per share and net cash provided by operating activities as indicators of operating performance.

Reconciliations of GAAP to Non-GAAP financial measures are included in this press release.

Forward Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  This press release contains expressed or implied forward-looking statements that are not based on historical information relating to, among other things, expectations and assumptions concerning management's forecast of financial performance, future business growth, and management's plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things:  the uncertainty of our future profitability; our ability to sustain positive cash flow or to attain our enterprise backlog objectives; periodic fluctuations in our operating results; our ability to manage our expected growth; risks related to our substantial debt balances and our ability to generate or obtain sufficient capital to service our debt and fund our business; our ability to maintain the security and integrity of our systems; risks associated with the privacy and protection of information in our possession; our ability to increase our penetration in our principal existing markets and expand into additional markets; our ability to expand into new geographic markets; delays in market adoption and penetration of our products and services; difficulties developing, integrating and introducing new products and services; our dependence on the volume of financial and strategic business transactions; our dependence on customer referrals and relationships; our ability to maintain and expand our direct sales capabilities; our ability to develop and maintain strategic relationships to sell and deliver our solutions; customer renewal rates and attrition; our ability to maintain the compatibility of our services with third-party applications; competition and our ability to maintain our average sales prices; our ability to adapt to changing technologies; interruptions or delays in our service; international risks; uncertainties surrounding domestic and global economic conditions; our ability to protect our intellectual property; costs of being a public company; and risks related to changes in laws, regulations or governmental policy, including data privacy and tax regulations. Further information on these and other factors that could affect our financial results is contained in our public filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent reports.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Intralinks undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

"Intralinks" and the Intralinks logo are registered trademarks of Intralinks, Inc. "Intralinks VIA" is a trademark of Intralinks, Inc. © 2014. All rights reserved.

Investor Contact:
David Roy
Intralinks Holdings, Inc.
212-342-7690
droy@intralinks.com

Media Contact:
Ian Bruce
Intralinks Holdings, Inc.
(Cell) 508-574-2016
ibruce@intralinks.com

Intralinks Holdings, Inc.
Consolidated Balance Sheets
(In Thousands, Except Share Data)
(unaudited)

	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$50,540	$43,798
Accounts receivable, net of allowances of $3,152 and $2,927, respectively	38,322	37,667
Investments	34,886	31,549
Deferred taxes	12,148	7,469
Prepaid expenses	6,036	5,474
Restricted cash	2,442	—
Other current assets	4,576	3,518
Total current assets	148,950	129,475
Fixed assets, net	14,100	10,645
Capitalized software, net	32,341	26,295
Goodwill	215,869	215,478
Other intangibles, net	83,648	106,750
Other assets	1,054	1,111
Total assets	$495,962	$489,754
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts Payable	$11,052	$4,451
Short-term debt	209	1,030
Deferred revenue	44,651	40,719
Accrued expenses and other current liabilities	26,667	20,320
Total current liabilities	82,579	66,520
Long-term debt	75,004	75,238
Deferred taxes	16,989	21,135
Other long-term liabilities	5,289	4,809
Total liabilities	179,861	167,702
Commitments and contingencies (Note 16)
Stockholders' equity:
Undesignated Preferred Stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common Stock, $0.001 par value; 300,000,000 shares authorized; 56,054,484 and 55,486,651 shares issued and outstanding, respectively	56	55
Additional paid-in capital	429,549	419,618
Accumulated deficit	(112,714)	(97,436)
Accumulated other comprehensive loss	(790)	(185)
Total stockholders' equity	316,101	322,052
Total liabilities and stockholders' equity	$495,962	$489,754

Intralinks Holdings, Inc.
Consolidated Statements of Operations
(In Thousands, Except Share Data)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Revenue	$62,617	$57,364	$234,496	$216,667
Cost of revenue	17,176	15,419	64,885	62,354
Gross profit	45,441	41,945	169,611	154,313
Operating expenses:
Sales and marketing	29,118	25,539	108,428	96,198
General and administrative	15,362	11,796	57,063	50,608
Product development	5,778	6,019	20,014	21,092
Impairment of capitalized software	—	338	—	8,715
Total operating expenses	50,258	43,692	185,505	176,613
Loss from operations	(4,817)	(1,747)	(15,894)	(22,300)
Interest expense	620	1,190	4,136	6,435
Amortization of debt issuance costs	71	149	358	740
Other (income) expense, net	(67)	(392)	239	(1,870)
Net loss before income tax	(5,441)	(2,694)	(20,627)	(27,605)
Income tax benefit	(1,592)	(1,185)	(5,349)	(10,225)
Net loss	$(3,849)	$(1,509)	$(15,278)	$(17,380)
Net loss per common share
Basic	$(0.07)	$(0.03)	$(0.28)	$(0.32)
Diluted	$(0.07)	$(0.03)	$(0.28)	$(0.32)
Weighted average number of shares
Basic	55,412,671	54,533,774	55,135,657	54,352,536
Diluted	55,412,671	54,533,774	55,135,657	54,352,536

Intralinks Holdings, Inc.
Consolidated Statements of Cash Flows
(In Thousands)
(unaudited)

	Years Ended December 31,
	2013	2012
Net loss	$(15,278)	$(17,380)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of intangible assets	23,644	25,774
Depreciation and amortization	20,864	18,567
Stock-based compensation expense	8,286	6,561
Impairment of capitalized software	—	8,715
Amortization of deferred costs	1,517	1,808
Provision for bad debt and customer credits	1,594	1,713
Deferred income tax benefit	(8,338)	(13,007)
Gain on interest rate swap	—	(1,455)
Loss on disposal of fixed assets	—	15
Currency remeasurement (gain) loss	(18)	388
Changes in operating assets and liabilities:
Accounts receivable	(2,363)	(690)
Prepaid expenses and other assets	(1,181)	(873)
Accounts payable	5,142	(490)
Accrued expenses and other liabilities	4,132	4,793
Deferred revenue	4,008	747
Net cash provided by operating activities	42,009	35,186
Cash flows from investing activities:
Capitalized software development costs	(20,495)	(18,013)
Capital expenditures	(6,976)	(8,014)
Purchases of investments	(47,604)	(37,445)
Maturities of investments	43,326	41,220
Restricted cash	(2,443)	—
Acquisitions	(600)	(300)
Net cash used in investing activities	(34,792)	(22,552)
Cash flows from financing activities:
Proceeds from exercise of stock options and issuance of common stock, net of withholding taxes	1,645	1,276
Repayments of outstanding principal on long-term debt	(821)	(15,861)
Repayments of outstanding financing arrangements	(708)	(641)
Payment of financing costs	(284)	—
Net cash used in financing activities	(168)	(15,226)
Effect of foreign exchange rate changes on cash and cash equivalents	(307)	(304)
Net increase (decrease) in cash and cash equivalents	6,742	(2,896)
Cash and cash equivalents at beginning of period	43,798	46,694
Cash and cash equivalents at end of period	$50,540	$43,798

Intralinks Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In Thousands)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Gross profit	$45,441	$41,945	$169,611	$154,313
Gross margin	72.6%	73.1%	72.3%	71.2%
Cost of revenue – amortization of intangible assets	1,985	1,986	8,136	10,369
Cost of revenue – stock-based compensation expense	181	124	692	445
Non-GAAP adjusted gross profit	$47,607	$44,055	$178,439	$165,127
Non-GAAP adjusted gross margin	76.0%	76.8%	76.1%	76.2%

Loss from operations	$(4,817)	$(1,747)	$(15,894)	$(22,300)
Amortization of intangible assets	5,866	5,846	23,644	25,774
Stock-based compensation expense	2,061	1,729	8,286	6,561
Impairment of capitalized software	—	338	—	8,715
Non-GAAP adjusted operating income	$3,110	$6,166	$16,036	$18,750

Net loss before income tax	$(5,441)	$(2,694)	$(20,627)	$(27,605)
Amortization of intangible assets	5,866	5,846	23,644	25,774
Stock-based compensation expense	2,061	1,729	8,286	6,561
Impairment of capitalized software	—	338	—	8,715
Costs related to debt repayments	—	—	—	47
Non-GAAP adjusted net income before tax	2,486	5,219	11,303	13,492
Non-GAAP income tax expense	945	1,983	4,295	5,127
Non-GAAP adjusted net income	$1,541	$3,236	$7,008	$8,365

Net loss	$(3,849)	$(1,509)	$(15,278)	$(17,380)
Amortization of intangible assets	5,866	5,846	23,644	25,774
Depreciation and amortization	5,722	5,065	20,864	18,567
Stock-based compensation expense	2,061	1,729	8,286	6,561
Impairment of capitalized software	—	338	—	8,715
Interest expense	620	1,190	4,136	6,435
Amortization of debt issuance costs	71	149	358	740
Other (income) expense, net	(67)	(392)	239	(1,870)
Income tax benefit	(1,592)	(1,185)	(5,349)	(10,225)
Non-GAAP adjusted EBITDA	$8,832	$11,231	$36,900	$37,317
Non-GAAP adjusted EBITDA margin	14.1%	19.6%	15.7%	17.2%

Net cash provided by operating activities	$11,876	$14,004	$42,009	$35,186
Capitalized software development costs	(3,920)	(3,337)	(20,495)	(18,013)
Capital expenditures	(1,544)	(1,132)	(6,976)	(8,014)
Free cash flow	$6,412	$9,535	$14,538	$9,159

Intralinks Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures - Guidance
(In Thousands)
(unaudited)

	Three Months Ending March 31, 2014	Year Ending December 31, 2014
Gross profit	$39,793	$173,207
Gross margin	69.8%	71.6%
Cost of revenue - amortization of intangible assets	2,019	8,077
Cost of revenue - stock-based compensation expense	188	716
Non-GAAP adjusted gross profit	$42,000	$182,000
Non-GAAP adjusted gross margin	73.7%	75.2%

Loss from operations	$(7,867)	$(18,470)
Amortization of intangible assets	5,867	23,470
Stock-based compensation expense	2,250	9,000
Non-GAAP adjusted operating income	$250	$14,000

Net loss before income tax	$(9,154)	$(24,393)
Amortization of intangible assets	5,867	23,470
Stock-based compensation expense	2,250	9,000
Non-GAAP adjusted net income before tax	(1,037)	8,077
Non-GAAP income tax expense	(394)	3,069
Non-GAAP adjusted net income	$(643)	$5,008

Net loss	$(6,063)	$(16,155)
Amortization of intangible assets	5,867	23,470
Depreciation and amortization	6,000	26,000
Stock-based compensation expense	2,250	9,000
Interest expense	1,124	5,302
Amortization of debt issuance costs	163	621
Income tax benefit	(3,091)	(8,238)
Non-GAAP adjusted EBITDA	$6,250	$40,000
Non-GAAP adjusted EBITDA margin	11.0%	16.5%

Note: All forward-looking figures presented in these tables are stated at the mid-point of the estimated range.